Exhibit 1.2

PRICING AGREEMENT

December 6, 2022

BofA Securities, Inc.

Citigroup Global Markets Inc.

As Representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 6, 2022 (the “Underwriting Agreement”), among the Operating Partnership, Brandywine Realty Trust, a Maryland real estate investment trust and sole general partner and a limited partner of the Operating Partnership (the “Parent Guarantor”) and you, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus and the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus and the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus and the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the addresses of the Representatives referred to in such Section 13 are set forth in Schedule II hereto.

An amendment to the Registration Statement, or a prospectus supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Operating Partnership and the Parent Guarantor agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Operating Partnership and the Parent Guarantor, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

[Signature pages on following pages]

1

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, will constitute a binding agreement among the Underwriters and the Operating Partnership and the Parent Guarantor.

Very truly yours,

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By: Brandywine Realty Trust, its General Partner

By:	/s/ Thomas E. Wirth
Name: Thomas E. Wirth
Title:	Executive Vice President & Chief Financial Officer

BRANDYWINE REALTY TRUST

By:	/s/ Thomas E. Wirth
Name: Thomas E. Wirth
Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Pricing Agreement]

BOFA SECURITIES, INC.

By:	/s/ Chris Porter
Name:	Chris Porter
Title:	Managing Director

[Signature Page to Pricing Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Director

On behalf of themselves and each of the other several Underwriters

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Aggregate Principal Amount of the Notes to be Purchased
BofA Securities, Inc.	$59,500,000
Citigroup Global Markets Inc.	$59,500,000
PNC Capital Markets LLC	$36,750,000
Truist Securities, Inc.	$36,750,000
U.S. Bancorp Investments, Inc.	$36,750,000
Wells Fargo Securities, LLC	$36,750,000
BNY Mellon Capital Markets, LLC	$17,500,000
Citizens Capital Markets, Inc.	$17,500,000
M&T Securities, Inc.	$17,500,000
TD Securities (USA) LLC	$17,500,000
Samuel A. Ramirez & Company, Inc.	$8,750,000
Synovus Securities, Inc.	$5,250,000

Total	$350,000,000

S-I-1

SCHEDULE II

ISSUER:

Brandywine Operating Partnership, L.P.

GUARANTOR:

Brandywine Realty Trust

TITLE OF DESIGNATED SECURITIES:

$350,000,000 7.550% Guaranteed Notes due 2028

AGGREGATE PRINCIPAL AMOUNT:

$350,000,000

PRICE TO PUBLIC:

99.058% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 13, 2022

PURCHASE PRICE BY UNDERWRITERS:

98.458% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 13, 2022

FORM OF DESIGNATED SECURITIES:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Federal or other same day funds

TIME OF DELIVERY:

9:30 a.m. (New York City time), December 13, 2022

S-II-1

INDENTURE:

Indenture, dated as of October 22, 2004, as supplemented (the “Indenture”), among the Operating Partnership, the Parent Guarantor and The Bank of New York Mellon, as Trustee

MATURITY:

March 15, 2028

INTEREST RATE:

7.550% per annum

INTEREST PAYMENT DATES:

March 15 and September 15, beginning on March 15, 2023

INTEREST PAYMENT RECORD DATES:

March 1 and September 1

REDEMPTION PROVISIONS:

Prior to February 15, 2028 (one month prior to their maturity date) (the “Par Call Date”), the Company may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less interest accrued to the date of redemption or (b) 100% of the principal amount of the notes to be redeemed, plus in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

SINKING FUND PROVISIONS:

None

S-II-2

CONVERTIBILITY OR EXCHANGEABILITY PROVISIONS:

None

DEFEASANCE PROVISIONS:

As set forth in the Indenture.

OTHER TERMS AND CONDITIONS:

None

CLEAR MARKET PERIOD (Section 5(e) of the Underwriting Agreement):

From date hereof through December 13, 2022.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

BofA Securities, Inc.

Citigroup Global Markets Inc.

Address for Notices, etc.:

BofA Securities, Inc.

114 West 47th Street

NY8-114-07-01

New York, NY 10036

Attention: High Grade Transaction Management/Legal

Fax: (212) 901-7881

Email: dg.hg_ua_notices@bofa.com

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax: (646) 291-1469

UNDERWRITERS’ COUNSEL:

Simpson Thacher & Bartlett LLP

S-II-3

INFORMATION FURNISHED TO OPERATING

PARTNERSHIP OR PARENT GUARANTOR

IN WRITING BY THE UNDERWRITERS

THROUGH THE REPRESENTATIVES

EXPRESSLY FOR INCLUSION IN

PROSPECTUS, TIME OF SALE

INFORMATION OR OTHER DOCUMENTS

(Sections 2 and 9 of the Underwriting

Agreement):

As set forth in Section 9(b) of the Underwriting Agreement

S-II-4

SCHEDULE III-A

FREE WRITING PROSPECTUSES INCLUDED IN TIME OF SALE INFORMATION

•	Term sheet dated December 6, 2022

SCHEDULE III-B

OTHER FREE WRITING PROSPECTUSES

•	Investor Presentation dated December 1, 2022

S-III-1

SCHEDULE IV

CHANGES IN BENEFICIAL INTEREST OF THE PARENT GUARANTOR

(Section 2(g) of Underwriting Agreement)

None

S-IV-1

SCHEDULE V

SPECIFIED JOINT VENTURE SUBSIDIARIES

(Section 2(ff) of Underwriting Agreement)

MAP – MAP Ground Lease Venture LLC

4040 Wilson – 4040 Wilson LLC

JBG – 51 N 50 Patterson Holdings LLC and 125 First Street Office LLC

Rockpoint – Herndon Innovation Center Metro Portfolio Venture LLC

DK – PA/MD NNN Office JV, LLC

3025 JFK – Brandywine Opportunity Fund LP

3151 Market – Brandywine 3151 Venture, LP

Cira Square – Cira Square REIT, LLC

One Uptown Office – Brandywine One Uptown Office LLC

One Uptown Residential – Brandywine One Uptown Multifamily LLC

Commerce Square – Philadelphia Plaza – Phase II, L.P. and Commerce Square Partners – Philadelphia Plaza, L.P

S-V-1